UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2025

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                    Entry into a Material Definitive Agreement.
On January 13, 2025, Exact Sciences Corporation (the “Company”) entered into a senior secured revolving credit agreement (the “Revolving Credit Agreement”), by and among the Company, as the borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and JPMorgan Chase Bank, N.A., BofA Securities, Inc. and PNC Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners. The Revolving Credit Agreement replaces the Company’s previous Credit Agreement, dated as of November 5, 2021, by and among the Company and PNC Bank, National Association.
Borrowings under the Revolving Credit Agreement are permitted up to a maximum amount of $500,000,000 on a revolving basis (the “Revolving Credit Facility”), including a letter of credit sublimit. Up to $50,000,000 of borrowings may be made, at the Company’s election, in Euros, Swiss Francs, Japanese Yen and Pounds Sterling, or any additional currencies determined by mutual agreement of the parties. Borrowings under the Revolving Credit Agreement will be used for working capital and other general corporate purposes of the Company. The Revolving Credit Facility matures on the earlier to occur of January 13, 2028 and the date that is 91 days prior to the maturity date of indebtedness of the Company and any restricted subsidiary (the “Reference Date”) in the event that the aggregate outstanding principal amount of such maturing indebtedness equals or exceeds $300,000,000 on the Reference Date. The Revolving Credit Agreement also provides for uncommitted incremental facilities in an amount up to $200,000,000 plus an unlimited additional amount so long as the Company is in pro forma compliance with the consolidated secured gross leverage ratio and interest charge coverage ratio maintenance tests described below and subject to other terms and conditions set forth in the Revolving Credit Agreement.
Outstanding revolving loans denominated in U.S. dollars under the Revolving Credit Agreement bear interest at a floating rate of either (A) Term SOFR plus 0.10% (subject to a 0.00% floor) plus the Applicable Rate (as defined below) or (B) a base rate (subject to a 1.00% per annum floor) plus the Applicable Rate, as elected by the Company. Revolving loans denominated in foreign currencies will bear interest at floating reference rates described in the Revolving Credit Agreement plus the Applicable Rate. “Applicable Rate” means (A) in the case of U.S. dollar base rate loans, a margin ranging from 1.50% to 2.00% per annum, depending on the Company’s consolidated secured gross leverage ratio, and (B) in the case of U.S. dollar Term SOFR loans and all foreign currency loans, a margin ranging from 2.50% to 3.00% per annum, depending on the Company’s consolidated secured gross leverage ratio.
The Company is required to pay customary fees for a credit facility of this size and type, including a commitment fee on the unused portion of the Revolving Credit Facility.
Certain of the Company's present and future subsidiaries (the “Subsidiary Guarantors”) guarantee the obligations under the Revolving Credit Agreement. The obligations under the Revolving Credit Agreement are secured, pursuant to a guarantee and collateral agreement entered into by and among the Company, the Subsidiary Guarantors and the Agent, pursuant to which the Company and the Subsidiary Guarantors grant liens on all or substantially all of their respective assets, subject to certain exceptions and exclusions.
The Revolving Credit Agreement contains customary representations and warranties, affirmative covenants and negative covenants for credit facilities of this nature, including covenants that require delivery of financial statements and notices of events of default and restrictions on the incurrence of debt or guarantees, the creation of liens, the making of certain investments, loans and acquisitions, mergers and dissolutions, the sale of assets, the payment of dividends, and the repayment of certain junior debt, among others.
In addition, under the Revolving Credit Agreement, commencing with the fiscal quarter ending June 30, 2025, the Company must maintain a consolidated secured gross leverage ratio not to exceed 2.50 to 1.00 (subject to certain exceptions) and a consolidated interest charge coverage ratio not less than 3.00 to 1.00, in each case, of as of the last day of each fiscal quarter.
The Revolving Credit Agreement contains events of default customary for credit facilities of this nature, including, but not limited to, the failure to pay any principal, interest or fees when due, failure to satisfy any covenant, materially untrue representations or warranties, events of default under any other material debt agreements, insolvency, certain bankruptcy proceedings, change of control and failure to pay or discharge material monetary judgments (unless covered by insurance). Upon the occurrence and during the continuation of an event of default under the Revolving Credit Agreement, the lenders may, among other things, accelerate and declare the outstanding loans to be immediately due and payable and exercise remedies against the Company and any Subsidiary Guarantors as may be available to the lenders under the Revolving Credit Agreement and other loan documents.

The foregoing summary of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02.                     Results of Operations and Financial Conditions.

On January 12, 2025, the Company announced certain preliminary financial information for the quarter and full year ended December 31, 2024. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.                     Regulation FD Disclosure.

The Company will post the PowerPoint presentation that the Company will present at the 2025 J.P. Morgan Healthcare Conference on January 13, 2025 to the Company's website, www.exactsciences.com, on the Events and Presentations page under the Investor Relations tab.

Item 9.01.                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Credit Agreement dated as of January 13, 2025 by and among Exact Sciences Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., BofA Securities, Inc. and PNC Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners

99.1	Press release, dated January 12, 2025, issued by Exact Sciences Corporation, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: January 13, 2025	By:	/s/ Aaron Bloomer
Aaron Bloomer
Executive Vice President and Chief Financial Officer

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